EXHIBIT 4.3

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

CORMEDIX inc.

Warrant Shares: ________	Issuance Date: ________

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ____________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the issuance date set forth above (the “Issuance Date”) and on or prior to the close of business on the fifth (5th) anniversary of the Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from CorMedix Inc., a Delaware corporation (the “Company”), up to ________________shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The exercise price of one (1) share of Common Stock under this Warrant shall initially be $0.40, subject to adjustment hereunder (the “Exercise Price”).

This Warrant is one of a series of warrants (the “Warrants”) issued pursuant to the Subscription Agreement (the “Subscription Agreement”) attached as Exhibit A to the Company’s Confidential Private Placement Memorandum dated [_______] 2012 (including all exhibits, attachments, annexes, amendments and supplements thereto) (collectively, the “Memorandum”) in connection with the Company’s offering (the “Offering”) through John Carris Investments LLC (the “Placement Agent”) of its units (the “Units”), each Unit consisting of (i) a one-year $1,000 principal amount 9% Senior Convertible Note (each, a “Note” and collectively, the “Notes”), convertible into shares (“Conversion Shares”) of Common Stock, and (ii) a five-year Warrant.

Section 1.              Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Subscription Agreement.

a)            “Business Day” means any day other than (a) a Saturday or Sunday, and (b) any day on which banks are required or permitted to be closed in New York, New York.

b)            “Daily VWAP” means, for any particular Trading Day, (i) the daily volume weighted average price of the Common Stock on such date on the principal Trading Market on which the Common Stock is then listed or eligible for quotation, or if there is no such price on such date, then the last daily volume weighted average price of the Common Stock on such Trading Market on the nearest Trading Day preceding such date as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

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c)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

d)            “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

e)            “Registration Statement” means a registration statement covering the resale of all of the Conversion Shares and any other shares of Common Stock issuable upon conversion of all of the Notes.

f)             “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

g)            “SEC” means the United States Securities and Exchange Commission.

h)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

i)             “Trading Day” means a day on which the principal Trading Market is open for trading.

j)             “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the OTC Markets Group, Pink Sheets, LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, and the New York Stock Exchange MKT, or any successor thereto as the case may be.

k)            “Transfer Agent” shall mean the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Common Stock.

Section 2.              Exercise.

a)            Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issuance Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books and records of the Company) of (i) a duly executed facsimile copy of the notice of exercise annexed hereto (the “Notice of Exercise”); and (ii) within ten (10) Trading Days of the date said Notice of Exercise is delivered to the Company, payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(b) below. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within ten (10) Trading Days of the date the Company has actual receipt of the final Notice of Exercise, provided that failure to deliver such certificate shall not affect the rights of the Holder herein to, among other things, exercise this Warrant and receive the Warrant Shares in accordance with this Warrant. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within three (3) Trading Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)            Cashless Exercise. This Warrant may also be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Daily VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, if permitted under this Section 2(b), this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(b).

c)            Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. If (i) the Company is then a participant in the Deposit Withdrawal Agent Commission (“DWAC”) system, (ii) the Holder has provided its DWAC instructions to the Company and (iii) either (A) there is an effective registration satement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder and the Holder agrees in writing to make any resale of the Warrant Shares in accordance with such registration statement or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, the Company shall, or shall have its Transfer Agent, transmit certificates representing the Warrant Shares purchased to the Holder by crediting the account of the Holder’s broker-dealer with the Depository Trust Company (“DTC”). If the above conditions are not satisfied on the date that the Holder submits a Notice of Exercise to the Company, the Company shall deliver certificates representing the Warrant Shares purchased by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is five (5) Trading Days from the latest to occur of (A) the delivery to the Company of the Notice of Exercise, and (B) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes as of the date the Warrant has been exercised.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of such Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Partial Liquidated Damages. The Company understands that a delay in the delivery of Warrant Shares beyond the Warrant Share Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such shares by the Warrant Share Delivery Date, the Company shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered, together with interest on such amount at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (i) (A) 1% of the applicable Purchase Price for each of the first five (5) Trading Days after the Delivery Date, and (B) 2% of the applicable Purchase Price or each Trading Day thereafter, and (ii) $2,000 per day (which amount shall be paid as partial liquidated damages and not as a penalty), provided that the Company shall not be liable for more than five (5%) percent of the then purchase price to purchase all then remaining Warrant Shares issuable under this Warrant at the then Exercise Price pursuant to this Warrant. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing the Warrant Shares purchased upon exercise of this Warrant and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Notice of Exercise, and upon such withdrawal, the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section 2(c)(iv) through the date the Notice of Exercise is withdrawn.

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iv. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to a Holder the applicable certificate or certificates by the Warrant Share Delivery Date pursuant to Section 2(c)(i), and if after such Warrant Share Delivery Date, such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which such Holder was entitled to receive upon the exercise relating to such Warrant Share Delivery Date (a “Buy-In”), then the Company shall (1) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (A) the aggregate number of Warrant Shares that such Holder was entitled to receive from the exercise at issue multiplied by (B) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (2) at the option of such Holder, either reissue (if surrendered) a Warrant to purchase such number of Warrant Shares as submitted for exercise in the Notice of Exercise in question (in which case, such exercise shall be deemed rescinded) or deliver to such Holder the number of Warrant Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 2(c)(i). For example, if a Holder purchases Warrant Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of the Warrant with respect to which the actual sale price of the Warrant Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay such Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Company, reasonable evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Warrant Shares issuable upon exercise of all or any portion of this Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the issuance would result in the issuance of a fractional share or scrip representing fractional shares, the Company shall round such fractional share up to the nearest whole share.

vi. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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d)            Limitations on Exercise.

i. Notwithstanding anything to the contrary set forth in this Section 2, at no time may the Company issue Warrant Shares to a Holder or the Holder exercise all or a portion of this Warrant into Warrant Shares if the number of Warrant Shares to be issued pursuant to such issuance or exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time and all shares of Common Stock that the Holder is then the beneficial owner of (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder), the number of shares of Common Stock would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.999% of all of the then issued and outstanding Common Stock at such time; provided, however, that upon the Holder providing the Company with sixty-one (61) days notice (pursuant to Section 5(h) hereof) (the “Waiver Notice”) that the Holder would like to waive this Section 2(d)(i) with regard to any or all Warrant Shares issuable in respect of this Warrant, this Section 2(d)(i) will be of no force or effect with regard to all or a portion of the Warrant Shares referenced in the Waiver Notice.

ii. Notwithstanding anything to the contrary set forth in Section 2 of this Warrant, at no time may the Company issue Warrant Shares to a Holder or the Holder convert all or a portion of this Warrant into Warrant Shares if the number of Warrant Shares to be issued pursuant to such issuance or exercise, when aggregated with all other shares of Common Stock owned by the Holder at such time and all shares of Common Stock that the Holder is then the beneficial holder of (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder), would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock at such time.

iii. Notwithstanding anything to the contrary set forth in this Warrant, the Company shall not be obligated to issue any Warrant Shares upon exercise of this Warrant or otherwise pursuant to the terms of this Warrant if the issuance of such Warrant Shares (taken together with the prior issuance of all other shares of Common Stock upon conversion of any Notes and exercise of any Warrants issued in the Offering) would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion (as the case may be) of the Warrants and the Notes pursuant to the respective terms thereof without breaching the Company’s obligations under the rules or regulations of the Trading Market (the number of shares which may be issued without violating such rules and regulations referred to herein as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Trading Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder, provided that the Company shall promptly, and in any event within four (4) months from the date of the Notice of Exercise, obtain either (A) or (B). In the event that on the date four (4) months from the date of the Notice of Exercise (the “Exchange Cap Deadline”), the Company is prohibited from issuing any shares of Common Stock pursuant to this Section 2(d)(iii) (the “Exchange Cap Shares”), the Company shall pay to the Holder, as partial liquidated damages and not as a penalty, the dollar amount due in accordance with the provisions of Section 2(c)(iv) commencing on the Exchange Cap Deadline until the date the Exchange Cap Shares are delivered pursuant hereto.

Section 3.              Certain Adjustments. The Exercise Price is subject to adjustment from time to time as set forth in this Section 3 (but shall not be increased, other than pursuant to Section 3(a) hereof):

a)            Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date effect a stock split of the outstanding Common Stock, the applicable Exercise Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Exercise Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3(a) shall be effective at the close of business on the date the stock split or combination occurs.

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b)            Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Exercise Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Exercise Price then in effect by a fraction:

i. the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

ii. the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

c)            Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Exercise Price shall be made and provision shall be made (by adjustments of the Exercise Price or otherwise) so that the holders of this Warrant shall receive upon exercise thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company or other issuer (as applicable) or other property that they would have received had this Warrant been exercised into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including any date this Warrant has been exercised, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3(c) with respect to the rights of the Holder; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

d)            Adjustments for Reclassification, Exchange or Substitution. If the Common Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Section 3(a), Section 3(b), and Section 3(c), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3(e)) then, and in each event, an appropriate revision to the Exercise Price shall be made and provisions shall be made (by adjustments of the Exercise Price or otherwise) so that the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which this Warrant might have been exercised immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

e)            Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Issuance Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey all or substantially all its assets to another corporation or entity (any such reorganization or other event hereafter being referred to as a “Reorganization”), then and in each such case this Warrant, upon exercise, as and at any time after the consummation of such Reorganization, shall be converted into, in lieu of the stock or other securities and property into which this Warrant would have been exercisable prior to such Reorganization, such stock or other securities or property to which this Warrant would have exercised into if this Warrant had been converted immediately prior to any such Reorganization, subject to further adjustment as provided in Section 3(a), Section 3(b), Section 3(c), and Section 3(d) in each such case.

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f)             Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Exercise Price or number of shares of Common Stock issuable upon exercise of this Warrant pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Exercise Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the exercise of this Warrant.

g)            Stock Purchase Rights. If at any time, or from time to time, the Company grants or issues to the record holders of the Common Stock any options, warrants or rights, except pursuant to the Company’s Amended and Restated 2006 Stock Incentive Plan (collectively, “Stock Purchase Rights”) entitling any holder of Common Stock to purchase Common Stock or any security convertible into or exchangeable for Common Stock or to purchase any other stock or securities of the Company, the Holders of Warrants shall be entitled to acquire, upon the terms applicable to such Stock Purchase Rights, the aggregate Stock Purchase Rights which such Holders of Warrants could have acquired if they had been the record holder of the maximum number of shares of Common Stock issuable upon exercise of their Warrants on (x) the record date for such grant or issuance of such Stock Purchase Rights, or (y) the date of the grant or issuance of such Stock Purchase Rights, whichever is greater.

h)            Reservation of Common Stock. On and after the Issuance Date, the Company shall at all times when this Warrant shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Notes and exercise of this Warrant and the other Warrants then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be after the Issuance Date less than one hundred percent (100%) of the number of shares of Common Stock for which the Notes, this Warrant and the other Warrants are at any time convertible or exercisable (disregarding for this purpose any and all limitations of any kind on such conversion or exercise). The Company shall, from time to time in accordance with the Delaware General Corporation Law, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 3(h).

Section 4.              Transfer of Warrant.

a)            Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a) as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated as of the Issuance Date hereof and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)            Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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d)            Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide to the Company an opinion of counsel selected by the Holder or transferee and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

Section 5.              The Holder shall have certain resale registration rights with respect to the Warrant Shares set forth in the Registration Rights Agreement by and between the Company and the holders of all Warrants (the “Registration Agreement”).

Section 6.              Miscellaneous.

a)            No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the original date of such Warrant or stock certificate, in lieu of such Warrant or stock certificate.

c)            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)           No Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

e)            Governing Law, Jurisdiction, Etc. This Warrant shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Each of the parties hereto expressly and irrevocably (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in either the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (ii) waives any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (iii) consents to the in personam jurisdiction of either the New York State Supreme Court, County of New York, or the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in either the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to (A) if to the Holder, the address appearing on the books and records of the Company, and (B) if to the Company, the Company’s principal place of business, will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

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f)             Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)            Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)            Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing, shall be given at the address or number designated in the Subscription Agreement, as may be amended pursuant to the terms therein, and shall be effective (a) upon hand delivery, telecopy or facsimile (if delivered on a Business Day during normal business hours where such notice is to be received), or the first (1st) Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second (2nd) Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

i)             Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)             Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)            Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)             Amendment. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holders of 66 2/3% of the Warrants issued under the Subscription Agreement.

m)           Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)            Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CORMEDIX INC.

By:
Name:
Title:

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NOTICE OF EXERCISE

To: cormedix inc.

(1)     The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the Warrant issued to the undersigned, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)     Payment shall take the form of (check applicable box):

[   ] in lawful money of the United States; or

[   ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(b) of the Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(b) of the Warrant.

(3)     Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4)     Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

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ASSIGNMENT FORM

(To assign the foregoing Warrant, execute
this form and supply the required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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